Exhibit 99.1

NGM Bio Provides Business Highlights and Reports First Quarter 2022 Financial Results
•Initiated Phase 1/1b clinical trial of NGM831, an ILT3 antagonist antibody product candidate, as a monotherapy and in combination with KEYTRUDA® (pembrolizumab), for the treatment of patients with advanced solid tumors
•Presented preclinical research for NGM707, a dual ILT2/ILT4 antagonist antibody product candidate, NGM831 and NGM438, a LAIR1 antagonist product candidate, at the American Association for Cancer Research (AACR) 2022 Annual Meeting
South San Francisco, CA, May 5, 2022 – NGM Biopharmaceuticals, Inc. (NGM Bio) (Nasdaq: NGM), a biotechnology company focused on discovering and developing transformative therapeutics for patients, today provided business highlights and reported financial results for the quarterly period ended March 31, 2022.
“We are pleased with the progress that we have made to date in 2022, in particular with our oncology portfolio, including the advancement of our second myeloid checkpoint inhibitor program, NGM831, into the clinic,” said David J. Woodhouse, Ph.D., Chief Executive Officer at NGM Bio. “We plan to deliver several program updates in the second half of the year with multiple milestones expected, including topline Phase 2 data from the CATALINA trial for NGM621, a monoclonal antibody product candidate engineered to potently inhibit complement C3 for patients with geographic atrophy, as well as initial interim monotherapy data from the NGM707 Phase 1 trial and updated data from the Phase 1a/1b trial of NGM120, an antagonist antibody product candidate that binds GFRAL and is designed to inhibit GDF15 signaling, both of which we are developing for the treatment of cancer.”
Key First Quarter and Recent Highlights
Oncology
•Initiated the Phase 1/1b clinical trial of NGM831 as a monotherapy and in combination with KEYTRUDA for the treatment of patients with advanced solid tumors.
•Delivered an oral presentation at the 2022 AACR annual meeting to showcase in vitro and in vivo research demonstrating potential advantages of dual ILT2/ILT4 inhibition with NGM707 and late-breaking poster presentations to highlight preclinical research supporting development of NGM831 and NGM438.
Retinal Disease
•The U.S. Food and Drug Administration granted Fast Track designation to NGM621 for the treatment of patients with geographic atrophy, or GA, secondary to age-related macular degeneration.
Liver and Metabolic Diseases
•Completed enrollment in ALPINE 4, the Phase 2b trial of aldafermin, an engineered FGF19 analog product candidate, in patients with compensated NASH cirrhosis (F4 NASH), in January 2022. A topline data readout for ALPINE 4 is expected in the first half of 2023.
Corporate Highlights
•Hosted the first two sessions of a four-part virtual R&D overview event titled the “Explorer Series” showcasing NGM Bio’s discovery engine and NGM Bio’s myeloid reprogramming programs, NGM831 and NGM438, both targeting tumor stromal checkpoints.

First Quarter 2022 Financial Results
•NGM reported a net loss of $32.5 million for the quarter ended March 31, 2022, compared to a net loss of $27.5 million for the same period in 2021.
•Related party revenue from our collaboration with Merck was $20.9 million for the quarter ended March 31, 2022, compared to $21.6 million for the same period in 2021.
•R&D expenses were $42.8 million for the quarter ended March 31, 2022, compared to $40.7 million for the same period in 2021. R&D expenses increased $2.1 million in the quarter as compared to the same period in 2021, primarily due to our ongoing clinical trials of NGM621, NGM707, NGM831 and NGM120, our preclinical study of NGM438, and personnel-related expenses partially offset by decreased expenses for our manufacturing activities and our clinical trials of aldafermin.
•General and administrative expenses were $10.7 million for the quarter ended March 31, 2022, compared to $8.7 million for the same period in 2021. The $2.0 million increase in general and administrative expenses in the quarter as compared to the same period in 2021 was primarily attributable to compensation-related expenses driven by higher headcount and an increase in expenses associated with being a public company.
•Cash, cash equivalents and short-term marketable securities were $329.8 million as of March 31, 2022, compared to $366.3 million as of December 31, 2021.

About NGM Biopharmaceuticals, Inc.
NGM Bio is focused on discovering and developing novel, life-changing medicines for people whose health and lives have been disrupted by disease. The company’s biology-centric drug discovery approach aims to seamlessly integrate interrogation of complex disease-associated biology and protein engineering expertise to unlock proprietary insights to generate promising product candidates and enable their rapid advancement into proof-of-concept studies. As explorers on the frontier of life-changing science, NGM Bio aspires to operate one of the most productive research and development engines in the biopharmaceutical industry. All therapeutic candidates in the NGM Bio pipeline have been generated by its in-house discovery engine, with a disease-agnostic mindset, always led by biology and motivated by unmet patient need. Today, the company has seven programs in active development, including four in Phase 2 or 2b studies, across three therapeutic areas: cancer, retinal diseases and liver and metabolic diseases. Visit us at www.ngmbio.com for more information.
KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.
Abbreviations (in Alphabetical Order)
F4 = stage 4 liver fibrosis; GDF15 = Growth Differentiation Factor 15; GFRAL=Glial Cell-Derived Neurotrophic Factor Receptor Alpha-Like; ILT2=Immunoglobin-Like Transcript 2; ILT3=Immunoglobin-Like Transcript 3; ILT4=Immunoglobin-Like Transcript 4; LAIR1=Leukocyte-Associated Immunoglobulin-Like Receptor 1; NASH=non-alcoholic steatohepatitis
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “may,” “expect,” “engineered to,” “designed to,” “potential,” “promising,” “plan,” “aspires,” “aims” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to: the therapeutic potential of NGM Bio’s product candidates, NGM Bio’s continued pipeline development and research and development output; NGM Bio’s expectation of providing updates and meeting multiple milestones, including clinical data readouts from three of its programs in 2022; the availability and anticipated timing of a topline data readout for ALPINE 4, the Phase 2b trial of aldafermin; and other statements that are not historical fact. Because such statements deal with future events and are based on NGM Bio’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of NGM Bio could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating, enrolling, reporting data from or completing clinical studies, as well as the risks that results obtained in clinical trials to date may not be indicative of results obtained in ongoing or future trials and that NGM

Bio’s product candidates may otherwise not be tolerable and effective treatments in their planned indications; NGM Bio’s ability to maintain its amended collaboration with Merck, including the risk that if Merck were to breach or terminate the amended collaboration or Merck’s development funding obligations, NGM Bio would not obtain all of the anticipated financial and other benefits of the amended collaboration, and the development and/or commercialization of NGM Bio’s product candidates within the scope of the amended collaboration could be delayed, perhaps substantially; the ongoing COVID-19 pandemic, which has adversely affected, and could materially and adversely affect in the future, NGM Bio’s business and operations, including NGM Bio’s ability to timely supply, initiate, enroll and complete its ongoing and future clinical trials; the time-consuming and uncertain regulatory approval process; NGM Bio’s reliance on third-party manufacturers for aldafermin, NGM120, NGM707, NGM831, NGM438, NGM621 and its other product candidates and the risks inherent in manufacturing and testing pharmaceutical products; the sufficiency of NGM Bio’s cash resources, including to fund its wholly-owned programs, and NGM Bio’s need for additional capital; and other risks and uncertainties affecting NGM Bio and its development programs, including those discussed in the section titled “Risk Factors” in NGM Bio’s annual report on Form 10-K for the year ended December 31, 2021 filed with the United States Securities and Exchange Commission (SEC) on March 1, 2022 and future filings and reports that NGM Bio makes from time to time with the SEC. Except as required by law, NGM Bio assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Contact: Brian Schoelkopf ir@ngmbio.com	Media Contact: media@ngmbio.com

NGM BIOPHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Related party revenue	$20,948	$21,575
Operating expenses:
Research and development	42,806	40,699
General and administrative	10,723	8,721
Total operating expenses	53,529	49,420
Loss from operations	(32,581)	(27,845)
Interest income, net	176	114
Other (expense) income, net	(45)	187
Net loss	$(32,450)	$(27,544)
Net loss per share, basic and diluted	$(0.42)	$(0.36)
Weighted average shares used to compute net loss per share, basic and diluted	78,023	76,034

NGM BIOPHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	March 31, 2022	December 31, 2021*
ASSETS
Current assets:
Cash and cash equivalents	$109,872	$151,795
Short-term marketable securities	219,960	214,458
Related party receivable from collaboration	103	4,945
Prepaid expenses and other current assets	7,687	8,082
Total current assets	337,622	379,280
Property and equipment, net	9,436	10,071
Operating lease right-of-use asset	3,570	4,045
Restricted cash	1,499	1,499
Other non-current assets	7,646	7,492
Total assets	$359,773	$402,387
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,815	$5,246
Accrued liabilities	29,478	33,258
Operating lease liability, current	5,153	5,077
Contract liabilities	5,117	17,774
Total current liabilities	44,563	61,355
Operating lease liability, non-current	4,073	5,385
Total liabilities	48,636	66,740
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value;	—	—
Common stock, $0.001 par value;	78	78
Additional paid-in capital	763,152	754,664
Accumulated other comprehensive loss	(677)	(129)
Accumulated deficit	(451,416)	(418,966)
Total stockholders' equity	311,137	335,647
Total liabilities and stockholders' equity	$359,773	$402,387
___________
    * Derived from the audited consolidated financial statements.